Exhibit 99.1

LAZYDAYS REPORTS FOURTH QUARTER AND FISCAL YEAR 2022 FINANCIAL RESULTS

Tampa, FL (February 23, 2023) – Lazydays (NasdaqCM: LAZY) today reported financial results for the fourth quarter and fiscal year ended December 31, 2022.

Fourth quarter 2022 revenue decreased to $243.5 million from $322.5 million in the fourth quarter of 2021.

Fourth quarter 2022 net loss was ($1.4) million, compared to net income of $16.9 million in the fourth quarter of 2021. Fourth quarter 2022 adjusted net income, a non-GAAP measure, was $0.9 million, compared to $20.2 million for the same period in 2021. Fourth quarter 2022 net loss per diluted share was ($0.24) compared to net income of $0.80 in the fourth quarter of 2021. Adjusted fourth quarter 2022 net loss per diluted share was ($0.02) compared to net income of $0.93 for the same period in 2021.

Full year 2022 revenue increased to $1.3 billion from $1.2 billion in 2021.

Full year 2022 net income was $66.4 million compared to $82.0 million in 2021. Full year 2022 adjusted net income was $64.1 million compared to $99.6 million in 2021. Full year 2022 net income per diluted share was $2.42 compared to $3.93 in 2021 and full year 2022 adjusted net income per diluted share was $3.05 compared to $4.82 in 2021.

As shown in the attached non-GAAP reconciliation tables included in this press release, the 2022 fourth quarter adjusted results exclude a net non-core charge of $0.22 related to the effects of changes in fair value of warrant liabilities, our LIFO adjustment, acquisition expenses and certain compliance, legal and executive transition costs. The 2021 fourth quarter adjusted results exclude a net non-core charge of $0.13 related to the effects of changes in fair value of warrant liabilities, our LIFO adjustment, and acquisition expenses. The 2022 full year adjusted results exclude a net non-core charge of $0.63 related to the effects of changes in fair value of warrant liabilities, our LIFO adjustment, acquisition expenses and certain compliance, legal and executive transition costs. The 2021 full year adjusted results exclude a net non-core charge of $0.89 related to the effects of changes in fair value of warrant liabilities, our LIFO adjustment, and acquisition expenses.

Corporate Development

On February 15, 2023, we acquired Findlay RV in Las Vegas, Nevada. Concurrent with the acquisition, we were awarded the Tiffin brand for the Las Vegas market. We estimate this store will add approximately $40 million in annualized revenue at steady state. With this addition, we operate 19 stores across the United States.

Balance Sheet Update and Share Repurchases

We ended the fourth quarter with $61.7 million in cash on hand. On February 21, 2023, we amended our credit facility and subsequently estimate total liquidity of approximately $165 million, including unfinanced real estate. The new agreement extends our facility to February 2027, increases our floorplan capacity to $525 million, increases our revolver capacity to $50 million and provides for higher advance rates on used inventory. Concurrently we retired all associated term and mortgage loans.

In December 2022, we acquired the real estate for our Elkhart and Nashville stores. These properties were purchased for approximately $24.5 million and were previously leased facilities recorded as finance leases on our balance sheet.

During the fiscal year ended December 31, 2022, we have deployed $44.5 million to repurchase approximately 2.7 million shares of common stock at a weighted average price of $16.51 per share. This represents 18.6% of shares outstanding. In December 2022, the Board of Directors authorized an additional $50.0 million for share repurchases, leaving a total of approximately $63.7 million available.

Warrant Expiry

On March 15, 2023, the warrants issued as part of our 2018 de-SPAC transaction will expire. Any warrants that have not been exercised on or prior to that date will automatically lapse. Assuming the exercise of all outstanding warrants, we would generate proceeds of approximately $33 million. Public warrant holders should work with their broker to exercise the warrants. For PIPE warrant holders, please email warrants@lazydays.com for assistance.

Conference Call Information:

The Company has scheduled a conference call at 8:30 AM Eastern Time on Thursday, February 23, 2023 that will also be broadcast live over the internet.

The conference call may be accessed by telephone at (877) 407-8029 / +1 (201) 689-8029. To listen live on our website or for replay, visit https://www.lazydays.com/investor-relations.

About Lazydays RV

As an iconic brand in the RV industry, Lazydays, The RV Authority, consistently provides outstanding RV sales, service, and ownership experience, which is why RVers and their families become Customers for Life. Lazydays continues to add locations at a rapid pace as it executes its geographic expansion strategy that includes both acquisitions and greenfields.

Since 1976, Lazydays has built a reputation for providing an outstanding customer experience with exceptional service excellence and unparalleled product expertise, along with being a preferred place to rest and recharge with other RVers. By offering the largest selection of RV brands from the nation’s leading manufacturers, state-of-the-art service facilities, and thousands of accessories and hard-to-find parts, Lazydays RV provides everything RVers need and want.

Lazydays Holdings, Inc. is a publicly listed company on the Nasdaq stock exchange under the ticker “LAZY.”

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward looking statements include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as “project,” “outlook,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “may,” “seek,” “would,” “should,” “likely,” “goal,” “strategy,” “future,” “maintain,” “continue,” “remain,” “target” or “will” and similar references to future periods. Examples of forward-looking statements in this press release include, among others, statements regarding:

●	Anticipated revenues from acquired and open point stores; and
●	Anticipated availability of liquidity from our credit facility and unfinanced operating real estate.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events that depend on circumstances that may or may not occur in the future. Forward-looking statements are not guarantees of future performance, and our actual results of operations, financial condition and liquidity and development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements in this press release. The risks and uncertainties that could cause actual results to differ materially from estimated or projected results include, without limitation, future economic and financial conditions (both nationally and locally), changes in customer demand, our relationship with, and the financial and operational stability of, vehicle manufacturers and other suppliers, risks associated with our indebtedness (including available borrowing capacity, compliance with financial covenants and ability to refinance or repay indebtedness on favorable terms), acts of God or other incidents which may adversely impact our operations and financial performance, government regulations, legislation and others set forth throughout “Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in “Part I, Item 1A. Risk Factors” of our most recent Annual Report on Form 10-K, and from time to time in our other filings with the SEC. We urge you to carefully consider this information and not place undue reliance on forward-looking statements. We undertake no duty to update our forward-looking statements, including our earnings outlook, which are made as of the date of this release.

Non-GAAP Financial Measures

This presentation contains non-GAAP financial measures such as adjusted net income, adjusted diluted earnings per share, adjusted cost of goods sold, adjusted income before taxes, adjusted income tax benefit, adjusted SG&A, adjusted SG&A as a percentage of revenue, adjusted SG&A as a percentage of gross profit, adjusted operating income as a percentage of revenue, adjusted operating income as a percentage of gross profit, adjusted pre-tax income as a percentage of revenue and adjusted net income as a percentage of revenue. Non-GAAP measures do not have definitions under GAAP and may be defined differently by and not comparable to similarly titled measures used by other companies. As a result, we review any non-GAAP financial measures in connection with a review of the most directly comparable measures calculated in accordance with GAAP. We caution you not to place undue reliance on such non-GAAP measures, but also to consider them with the most directly comparable GAAP measures. We present cash flows from operations in the following tables, adjusted to include the change in non-trade floor plan debt to improve the visibility of cash flows related to vehicle financing. As required by SEC rules, we have reconciled these measures to the most directly comparable GAAP measures in the attachments to this release. We believe the non-GAAP financial measures we present improve the transparency of our disclosures; provide a meaningful presentation of our results from core business operations, because they exclude items not related to core business operations and other non-cash items; and improve the period-to-period comparability of our results from core business operations. These presentations should not be considered an alternative to GAAP measures.

Contact:

Angela Johnson

+1 (813) 204-4099

investors@lazydays.com

Results of Operations

(Dollar amounts in thousands except for share and per share data)

	For the Three Months Ended December 31		% Increase	For the year ended December 31		% Increase
	2022	2021	(Decrease)	2022	2021	(Decrease)
Revenues
New vehicle retail	$137,729	$174,748	(21.2)%	$777,807	$725,114	7.3%
Pre-owned vehicle retail	74,927	111,974	(33.1)%	394,582	372,566	5.9%
Vehicle wholesale	2,416	4,324	(44.1)%	21,266	14,241	49.3%
Finance and insurance	13,891	18,171	(23.6)%	75,482	72,647	3.9%
Service, body and parts, other	14,527	13,319	9.1%	57,824	50,480	14.5%
Total revenues	243,490	322,536	(24.5)%	1,326,961	1,235,048	7.4%

Cost of sales
New vehicle	115,155	140,129	(17.8)%	632,316	586,876	7.7%
Pre-owned vehicle	59,186	83,612	(29.2)%	301,565	278,036	8.5%
Vehicle wholesale	2,395	4,201	(43.0)%	21,620	13,591	59.1%
Finance and insurance	513	679	(24.4)%	2,729	2,473	10.4%
Service, body and parts, other	7,714	7,618	1.3%	27,657	25,771	7.3%
LIFO	4,153	3,402	22.1%	12,383	4,811	157.4%
Total cost of sales	189,116	239,641	(21.1)%	998,270	911,558	9.5%

Depreciation and amortization	4,420	4,135	6.9%	16,758	14,411	16.3%
Selling, general, and administrative expenses	47,649	52,533	(9.3)%	222,218	184,985	20.1%
Income from operations	2,305	26,227	(91.2)%	89,715	124,094	(27.7)%
Other income/expenses
PPP loan forgiveness	-	-		-	6,626	(100.0)%
Floorplan interest expense	(3,534)	(655)	439.5%	(8,596)	(1,852)	364.1%
Other interest expense	(2,158)	(2,112)	2.2%	(7,996)	(6,648)	20.3%
Change in fair value of warrant liabilities	1,782	(621)	(387.0)%	12,453	(11,711)	(206.3)%
Inducement Loss on Warrant Conversion	-	-		-	(246)	(100.0)%
Total other income (expense)	(3,910)	(3,388)	15.4%	(4,139)	(13,831)	(70.1)%
Income before income tax expense	(1,605)	22,839	(107.0)%	85,576	110,263	(22.4)%
Income tax expense	205	(5,943)	(103.4)%	(19,183)	(28,242)	(32.1)%
Net income	$(1,400)	$16,896	(108.3)%	$66,393	$82,021	(19.1)%
Dividends on Series A Convertible Preferred Stock	(1,210)	(1,210)	0.0%	(4,801)	(4,801)	0.0%
Net income attributable to common stock and participating securities	$(2,610)	$15,686	(116.6)%	$61,592	$77,220	(20.2)%

EPS:
Basic	$(0.24)	$0.86	(127.9)%	$3.47	$4.43	(21.7)%
Diluted	$(0.24)	$0.80	(131.2)%	$2.42	$3.93	(38.4)%
Weighted average shares outstanding:
Basic	10,928,362	12,164,192	(10.2)%	11,701,302	11,402,655	2.6%
Diluted	10,928,362	14,719,764	(25.8)%	12,797,796	12,852,318	(0.4)%

NM - Not meaningful

Total Results Summary

	Three Months Ended		%	Year ended		%
	December 31, 2022		Increase	December 31, 2022		Increase
	2022	2021	(Decrease)	2022	2021	(Decrease)
Gross Margin
New Vehicle Retail	16.4%	19.8%	(342) bps	18.7%	19.1%	(36) bps
Pre-Owned Vehicle Retail	21.0%	25.3%	(432)	23.6%	25.4%	(180)
Vehicle Wholesale	0.9%	2.9%	(197)	(1.7)%	4.6%	(623)
Finance & Insurance	96.3%	96.3%	4	96.4%	96.6%	(21)
Service, Body & Parts, Other	46.9%	42.8%	410	52.2%	48.9%	322
Total Gross Margin	22.3%	25.7%	(337)	24.8%	26.2%	(142)
Total Gross Margin (Ex-LIFO)	24.0%	26.8%	(272)	25.7%	26.6%	(88)

Unit Sales
New Vehicle Retail	1,501	1,835	(18.2)%	8,603	8,930	(3.7)%
Used Vehicle Retail	999	1,368	(27.0)%	5,409	5,283	2.4%
Total Retail Units Sold	2,500	3,203	(21.9)%	14,012	14,213	(1.4)%

Average Selling Price
New Vehicle Retail	$91,758	$95,231	(3.6)%	$90,411	$81,200	11.3%
Used Vehicle Retail	75,001	81,853	(8.4)%	72,949	70,522	3.4%

Average Gross Profit Per Unit (ex-LIFO)
New Vehicle Retail	$15,040	$18,866	(20.3)%	$16,912	$15,480	9.2%
Used Vehicle Retail	15,756	20,733	(24.0)%	17,197	17,893	(3.9)%
Finance and Insurance	5,351	5,461	(2.0)%	5,192	4,937	5.2%
Total Vehicle Retail	20,677	25,125	(17.7)%	22,214	21,314	4.2%

Revenue Mix
New Vehicle Retail	56.6%	54.2%		58.6%	58.7%
Pre-Owned Vehicle Retail	30.8%	34.7%		29.7%	30.2%
Vehicle Wholesale	1.0%	1.3%		1.6%	1.2%
Finance & Insurance	5.7%	5.6%		5.7%	5.9%
Service, Body & Parts, Other	5.9%	4.2%		4.4%	4.0%
	100.0%	100.0%		100.0%	100.0%

Gross Profit Mix
New Vehicle Retail	37.6%	39.7%		42.7%	42.1%
Pre-Owned Vehicle Retail	26.2%	32.5%		27.3%	28.8%
Vehicle Wholesale	0.0%	0.1%		(0.1)%	0.2%
Finance & Insurance	22.3%	20.1%		21.3%	21.4%
Service, Body & Parts, Other	13.9%	7.6%		8.8%	7.5%
	100.0%	100.0%		100.0%	100.0%

Other Metrics

	Adjusted		As Reported		Adjusted		As Reported
	Three months ended December 31,		Three months ended December 31,		Year ended December 31,		Year ended December 31,
	2022	2021	2022	2021	2022	2021	2022	2021
SG&A as a % of revenue	19%	16%	20%	16%	17%	15%	17%	15%

SG&A as a % of gross profit (Ex-LIFO)	81%	61%	80%	61%	65%	56%	65%	56%

Operating income as a % of revenue	3%	9%	1%	8%	8%	11%	7%	10%

Operating income as a % of gross profit	12%	35%	4%	30%	30%	40%	26%	38%

Pre-tax income as a % of revenue	1%	8%	-1%	7%	7%	10%	6%	9%

Net income as a % of revenue	0%	6%	-1%	5%	5%	8%	5%	7%

Other Highlights

	As of
	December 31, 2022	December 31, 2021

Store Count
Dealership	18	15
Service Center**	0	1

Days Supply*

New vehicle inventory	250	84

Used vehicle inventory	78	58

* Days supply calculated based on current inventory levels and a 90 day historical average cost of sales level.

** Dealership added to service center in Q4 2022

Financial Covenants

	Requirement	As of December 31, 2022

Fixed charge coverage ratio	Not less than 1.25 to 1	2.17 to 1

Leverage ratio	Not more than 3.0 to 1	0.57 to 1

Same-Store Results Summary

	Three months ended		%	Year ended		%
	December 31		Increase	December 31		Increase
	2022	2021	(Decrease)	2022	2021	(Decrease)
Revenue
New Vehicle Retail	$131,200	$174,748	(24.9)%	$682,077	$725,114	(5.9)%
Pre-Owned Vehicle Retail	71,209	111,974	(36.4)%	360,173	372,566	(3.3)%
Vehicle Wholesale	2,416	4,324	(44.1)%	19,841	14,241	39.3%
Finance & Insurance	13,464	18,171	(25.9)%	67,680	72,647	(6.8)%
Service, Body & Parts, Other	13,956	13,318	4.8%	51,979	50,480	3.0%
Total Revenue	232,245	322,535	(28.0)%	1,181,750	1,235,048	(4.3)%

Gross Profit
New Vehicle Retail	$21,548	$34,619	(37.8)%	$125,128	$138,237	(9.5)%
Pre-Owned Vehicle Retail	15,001	28,363	(47.1)%	83,375	94,531	(11.8)%
Vehicle Wholesale	21	124	(82.6)%	(377)	650	NM
Finance & Insurance	12,963	17,492	(25.9)%	65,296	70,174	(7.0)%
Service, Body & Parts, Other	8,023	6,610	21.4%	27,182	24,710	10.0%
LIFO	(4,153)	(3,402)	22.1%	(12,383)	(4,811)	157.4%
Total Gross Profit	53,403	83,806	(36.3)%	288,221	323,491	(10.9)%

Gross Margin
New Vehicle Retail	16.4%	19.8%	(339) bps	18.3%	19.1%	(72) bps
Pre-Owned Vehicle Retail	21.1%	25.3%	(426)	23.1%	25.4%	(222)
Vehicle Wholesale	0.9%	2.9%	(197)	(1.9)%	4.6%	(646)
Finance & Insurance	96.3%	96.3%	1	96.5%	96.6%	(12)
Service, Body & Parts	57.5%	49.6%	786	52.3%	48.9%	335
Total Gross Margin	23.0%	26.0%	(299)	24.4%	26.2%	(180)
Total Gross Margin (Ex-LIFO)	24.8%	27.0%	(226)	25.4%	26.6%	(114)

Unit Sales
New Vehicle Retail	1,411	1,835	(23.1)%	7,361	8,930	(17.6)%
Used Vehicle Retail	947	1,368	(30.8)%	4,847	5,283	(8.3)%
Total Retail Units Sold	2,358	3,203	(26.4)%	12,208	14,213	(14.1)%

Average Selling Price
New Vehicle Retail	$92,984	$95,231	(2.4)%	$92,661	$81,200	14.1%
Used Vehicle Retail	$75,195	81,853	(8.1)%	74,308	70,522	5.4%

Average Gross Profit Per Unit (ex-LIFO)
New Vehicle Retail	$15,272	$18,866	(19.1)%	$16,999	$15,480	9.8%
Used Vehicle Retail	15,840	20,733	(23.6)%	17,201	17,893	(3.9)%
Finance and Insurance	5,497	5,461	0.7%	5,349	4,937	8.3%
Total Vehicle Retail	20,998	25,125	(16.4)%	22,428	21,314	5.2%

NM - Not meaningful

Condensed Consolidated Balance Sheets

(Dollar amounts in thousands except for share and per share data)

	As of	As of
	December 31, 2022	December 31, 2021
Cash	$61,687	$98,120
Receivables, net	25,053	30,604
Inventories	378,881	242,906
Other current assets	11,228	4,005
Total current assets	476,849	375,635

Property and equipment, net	158,991	120,748
Goodwill and intangible assets, net	165,125	168,118
Other assets	29,753	33,627
Total assets	$830,718	$698,128

Floor plan notes payable, net	348,735	192,220
Other current liabilities	50,890	74,130
Total current liabilities	399,625	266,350

Financing liability, non-current portion, net	89,770	102,466
Long term debt, non-current portion, net	10,131	13,684
Other current liabilities	39,197	54,519
Total liabilities	538,723	437,019

Series A Convertible Preferred Stock	54,983	54,983

Stockholders’ Equity	237,012	206,126
Total liabilities and stockholders’ equity	$830,718	$698,128

Condensed Statements of Cash Flows

(Dollar amounts in thousands)

	For the year ended December 31, 2022	For the year ended December 31, 2021
Cash Flows From Operating Activities
Net income	$66,393	$82,021
Adjustments to reconcile net income to net cash provided by operating activities:
Stock based compensation	2,813	750
Bad debt expense	(526)	128
Depreciation and amortization of property and equipment	9,480	8,386
Amortization of intangible assets	7,278	6,025
Amortization of debt discount	431	261
Non-cash lease expense	173	80
Loss (gain) on sale of property and equipment	(20)	(156)
Deferred income taxes	1,872	(1,428)
PPP loan forgiveness	-	(6,626)
Change in fair value of warrant liabilities	(12,453)	11,711
Inducement loss on warrant conversion	-	246
Changes in operating assets and liabilities:
Receivables	6,512	(8,473)
Inventories	(127,594)	(105,511)
Prepaid expenses and other	(613)	37
Income tax receivable/payable	(6,725)	595
Other assets	(1,146)	(1,130)
Accounts payable, accrued expenses and other current liabilities	(17,835)	15,855

Total Adjustments	(138,353)	(79,250)
Net Cash (Used In) Provided By Operating Activities	(71,960)	2,771

	For the year ended December 31, 2022	For the year ended December 31, 2021
Net cash provided by operating activities
As Reported	$(71,960)	$2,771
Net borrowings on floor plan notes payable	148,180	73,097
Adjusted	$76,220	$75,868

Reconciliation of Non-GAAP Measures

(Dollar amounts in thousands except for share and per share data)

	Three months ended December 31, 2022
	As reported	(Gain)/Loss on fair value of warrant liabilities	LIFO	Acquisition expense	Severance and transition costs	Adjusted
Cost of goods sold	$189,116		$(4,153)			$184,963
Selling, general and administrative	47,649			(203)	(299)	47,147
Operating income	2,305		4,153	203	299	6,960
Change in fair value of warrant liabilities	1,782	(1,782)				-

Income before taxes	(1,605)	(1,782)	4,153	203	299	1,268
Income tax (provision) benefit	205		(458)	(46)	(33)	(332)
Net income	$(1,400)	$(1,782)	$3,695	$157	$266	$936

Diluted earnings per share	$(0.24)					$(0.02)
Diluted share count	12.8

	Three months ended December 31, 2021
	As reported	(Gain)/Loss on fair value of warrant liabilities	LIFO	Acquisition expense	Severance and transition costs	Adjusted
Cost of goods sold	$239,641		$(3,402)			$236,239
Selling, general and administrative	52,533			(216)	-	52,317
Operating income	26,227		3,402	216	-	29,845
Change in fair value of warrant liabilities	(621)	621				-

Income before taxes	22,839	621	3,402	216	-	27,078
Income tax (provision) benefit	(5,943)		(862)	(55)	-	(6,860)
Net income	$16,896	$621	$2,540	$161	$-	$20,218

Diluted earnings per share	$0.80					$0.93
Diluted share count	12.9

	Year ended December 31, 2022
	As reported	(Gain)/Loss on fair value of warrant liabilities	LIFO	Acquisition expense	Severance and transition costs	Adjusted
Cost of goods sold	$998,270		$(12,383)			$985,887
Selling, general and administrative	222,218			(286)	(900)	221,032
Operating income	89,715		12,383	286	900	103,284
Change in fair value of warrant liabilities	12,453	(12,453)				-

Income before taxes	85,576	(12,453)	12,383	286	900	86,692
Income tax (provision) benefit	(19,183)		(3,143)	(73)	(228)	(22,627)
Net income	$66,393	$(12,453)	$9,240	$213	$672	$64,065

Diluted earnings per share	$2.42					$3.05
Diluted share count	12.8

	Year ended December 31, 2021
	As reported	(Gain)/Loss on fair value of warrant liabilities	LIFO	Acquisition expense	Severance and transition costs	Adjusted
Cost of goods sold	$911,588		$(4,811)			$906,777
Selling, general and administrative	184,235			(1,744)	-	182,491
Operating income	124,094		4,811	1,744	-	130,649
Change in fair value of warrant liabilities	(11,711)	11,711				-

Income before taxes	110,263	11,711	4,811	1,744	-	128,529
Income tax (provision) benefit	(28,242)		(498)	(180)	-	(28,920)
Net income	$82,021	$11,711	$4,313	$1,564	$-	$99,609

Diluted earnings per share	$3.93					$4.82
Diluted share count	12.9

* In periods where the change in fair value of warrants is a gain, the diluted EPS calculation is not affected by this line item.

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